Exhibit 99.1

OLD POINT FINANCIAL CORPORATION ANNOUNCES EARNINGS

•	Third quarter 2007 net income up 15.7%

•	Nine months’ earnings up 13.8%

October 16, 2007, Hampton, VA Old Point Financial Corporation (Nasdaq “OPOF”) announced today net income of $2.0 million, or $0.50 per diluted share, for the quarter ended September 30, 2007, up $269 thousand, or 15.7% from the third quarter of 2006. Results for the nine months ended September 30, 2007 were $5.9 million in net income, or $1.48 per diluted share, up 13.8% from $5.2 million reported for the first nine months of 2006. Assets as of September 30, 2007 totaled $827.6 million, $4.4 million higher than September 30, 2006 assets of $823.1 million. Net loans grew to $581.9 million, a 2.3% increase over 2006 total net loans of $568.8 million. Deposits for the period increased to $600.7 million, or up 5.5% over September 30, 2006 deposits of $569.2 million. Dividends declared for 2007 year-to-date have been $0.56 per share, up $0.04, or 7.7% from year-to-date 2006. Return on Average Assets (ROA) for year-to-date 2007 is 0.96%, and Return on Average Equity (ROE) is 10.28%.

“During 2007, we have continued to use maturing investments to pay down our Federal Home Loan Bank (FHLB) advances,” said Robert F. Shuford, President, Chairman and CEO of Old Point Financial Corporation. “We have reduced our FHLB advances outstanding by $25 million over the past year, and our asset quality remains good.”

Since embarking on a stock buy-back program in 2005, Old Point Financial Corporation has bought back more than 112,000 shares of the Company stock. “This is good for our stockholders,” said Robert F. Shuford, “It increases our Return on Equity and sends a positive message to the investment community because it shows management’s faith in the ability of the Corporation to produce growth and future earnings.” There were approximately 3.9 million shares of Old Point stock outstanding as of September 30. A 25% stock dividend that took effect on October 1, 2007 increases the number outstanding to approximately 4.9 million.

Other items of note for the third quarter of 2007:

Net interest income after provision for loan losses was $6.3 million, up 6.9% or $410 thousand over the third quarter in 2006. For the first nine months of 2007, net interest income after provision for loan losses totaled $18.5 million, up $1.1 million, or 6.6%, over the nine months ended September 30, 2006.

Total non interest income for the third quarter was $3 million, up 11.9% or $323 thousand higher than the comparable quarter of 2006. For the first nine months of 2007, noninterest income was $9.2 million, up 8.5%, or $721 thousand over the first nine months of 2006.

Noninterest expenses increased by $297 thousand on a quarter-to-quarter comparison, or 4.7%, and $709 thousand, or 3.8%, on a year-to-year basis.

Net Interest Margin (NIM) for the third quarter of 2007 was 3.49%, as compared with 3.37% for the three months ended September 30, 2006. For the nine months ending September 30, 2007 NIM was 3.40%, and 3.43% for the first nine months of 2006.

Non-Performing Assets: Non-performing Assets (NPAs) as a percentage of total assets were at .30% as of September 30, 2007 as compared with .38% at the end of the second quarter in 2007, and .18% in the third quarter of 2006. NPAs as of September 30, 2007 consisted of $282 thousand in nonperforming loans, $735 thousand in loans 90 days or more past due but still accruing interest, $1.3 million in restructured debt, and $165 thousand in a former branch site. The $1.3 million in restructured debt is current and paying as agreed. Without the restructured debt, NPAs as a percentage of total assets would be .14%.

Old Point Financial Corporation (“OPOF”—Nasdaq) is the parent company of Old Point National Bank, a locally owned and managed community bank serving Hampton Roads with a 19-branch network extending from Chesapeake through James City County, and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com

For more information contact: Lani Chisman Davis, Marketing Director, 757/ 728-1286

Unaudited

Old Point Financial Corporation

Consolidated Balance Sheets

(in thousands, except per share data)

			30-Sep-07	30-Sep-06
Assets
Cash and due from banks			$14,266	$14,331
Federal Funds Sold			38,183	4,409
Cash & Cash Equivalents			52,449	18,740
Investments:
Securities available for sale, at fair value			143,113	186,763
Securities held to maturity (fair value approximates $3,671 and $3,449)			3,632	3,423
Loans net of allowance for loan losses of $5,133 & $4,625			581,871	568,807
Premises and equipment, net			26,665	26,496
Bank owned life insurance			12,633	10,466
Other Assets			7,215	8,443

Total Assets			$827,578	$823,138

Liabilities
Deposits:
Noninterest-bearing deposits			$96,997	$101,292
Savings deposits			189,949	195,454
Time Deposits			313,752	272,495

Total Deposits			600,698	569,241

Federal funds purchased, repurchase agreements and other borrowings			55,405	62,408
Federal Home Loan Bank Advances			90,000	115,000
Accrued expenses and other liabilities			3,357	2,939
Total Liabilities			749,460	749,588

Stockholders’ Equity
Common stock, $5.00 par value			19,723	19,961

	2007	2006
Shares Authorized	10,000,000	10,000,000
Shares Issued	3,944,711	3,992,155
Additional paid-in capital			15,297	14,719
Retained earnings			44,095	41,147
Accumulated other comprehensive loss			(997)	(2,277)

Total stockholders’ equity			78,118	73,550

Total liabilities and stockholders’ equity			$827,578	$823,138

Unaudited

Old Point Financial Corporation

Consolidated Statements of Income

(in thousands, except per share data)

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	30-Sep-07	30-Sep-06	30-Sep-07	30-Sep-06
Interest and Dividend Income
Interest and fees on loans	$10,654	$9,822	$31,361	$27,126
Interest on federal funds sold	347	102	644	235
Interest on securities
Taxable	1,009	1,276	3,384	3,842
Tax exempt	306	350	953	1,105
Dividends and interest on all other securities	102	113	323	292

Total interest income	12,418	11,663	36,665	32,600
Interest Expense
Interest on savings deposits	630	608	1,924	1,673
Interest on time deposits	3,599	2,937	10,254	7,742
Interest on federal funds purchased, securities sold under agreement to repurchase and other borrowings	490	496	1,467	1,369
Interest on FHLB advances	1,172	1,405	3,807	3,543

Total Interest expense	5,891	5,446	17,452	14,327
Net interest income	6,527	6,217	19,213	18,273
Provision for loan losses	200	300	700	900

Net interest income after provision for loan losses	6,327	5,917	18,513	17,373
Noninterest Income
Income from fiduciary activities	767	653	2,347	1,992
Service charges on deposit accounts	1,388	1,338	4,231	4,064
Other service charges, commissions and fees	609	462	1,776	1,715
Income from bank owned life insurance	159	140	455	407
Gain on available-for-sale securities, net	0	5	3	7
Other operating income	113	115	435	341

Total noninterest income	3,036	2,713	9,247	8,526
Other Expenses
Salaries and employee benefits	3,982	3,830	11,924	11,367
Occupancy and equipment	928	861	2,716	2,639
Service fees	94	174	260	543
Data processing	223	195	647	551
Marketing	188	168	564	499
Customer development	177	171	516	465
Employee professional development	175	171	500	462
Other operating expenses	818	718	2,356	2,248
Total noninterest expenses	6,585	6,288	19,483	18,774

Income before income taxes	2,778	2,342	8,277	7,125
Income tax expense	798	631	2,353	1,918

Net Income	1,980	1,711	5,924	5,207

Basic Earnings per Share
Average shares outstanding	3,951,415	3,992,082	3,977,427	3,991,905
Net income per share of common stock	$0.50	$0.43	$1.49	$1.30
Diluted Earnings per share
Average shares outstanding	3,979,420	4,047,316	4,011,885	4,050,926
Net income per share of common stock	$0.50	$0.42	$1.48	$1.29

Cash Dividends Declared	$0.20	$0.18	$0.56	$0.52

Selected Ratios

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	30-Sep-07	30-Sep-06	30-Sep-07	30-Sep-06
Net Interest Margin	3.49%	3.37%	3.40%	3.43%

	9 Months Ended	9 Months Ended
	30-Sep-07	30-Sep-06
NPAs/Total Assets	0.30%	0.18%
Net Charge Offs/Total Loans	0.06%	0.13%
Allowance for Loan Losses/Total Loans	0.87%	0.81%
Non-Performing Assets (NPAs)	$2,505	$1,453
Composition of NPAs(000):
Nonperfoming Loans	$282	$158
Loans > 90 days past due, but still accruing interest	$735	$1,130
Restructured Loans	$1,323	$0
Other Real Estate Owned	$165	$165